EXHIBIT 24.1

POWER OF ATTORNEY

April 24, 2008

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Samuel Masucci, III, Robert Tull and John Flanagan individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement (file number 333-150282) and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent individually full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done.

Signature	Capacity	Date
/s/ Samuel Masucci	President and Principal Executive Officer	April 24, 2008
Samuel Masucci, III
/s/ John Flanagan	Principal Financial Officer and Principal Accounting Officer	April 24, 2008
.John Flanagan
/s/ Robert Tull	Manager	April 24, 2008
Robert Tull